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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 24, 2003

                         ASHFORD HOSPITALITY TRUST, INC.
             (Exact name of registrant as specified in its charter)

 MARYLAND                           001-31775                  86-1062192
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                            Identification
                                                            Number)


      14180 Dallas Parkway, 9th Floor
                  Dallas, Texas                                   75254
   (Address of principal executive offices)                     (Zip code)

       Registrant's telephone number, including area code: (972) 490-9600


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ITEM 9. REGULATION FD DISCLOSURE

On November 25, 2003, Ashford Hospitality Trust, Inc. (the "Company") issued a press release announcing that it closed on its acquisition of four hotel properties from Noble Investment Group ("Noble") for approximately $33.9 million in cash. A copy of the press release is attached hereto as Exhibit 99.6 and is incorporated herein by reference. On October 31, 2003, the Company filed a required Form 8-K announcing that it would be acquiring these properties.

         Exhibits

                  99.6 Press Release of the Company dated November 25, 2003, announcing the acquisition of four hotel properties from Noble for approximately $33.9 million in cash.




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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2003

                                         ASHFORD HOSPITALITY TRUST, INC.

                                         By: /s/ DAVID A. BROOKS
                                             -----------------------------------
                                             David A. Brooks
                                             Chief Legal Officer